Exhibit 99.1

DRAFT

SYNAGEVA BIOPHARMA ANNOUNCES CLOSING OF PUBLIC OFFERING AND EXERCISE OF OVER-ALLOTMENT OPTION

LEXINGTON, Mass., January 10, 2012 — Synageva BioPharma Corp. (“Synageva”) (NASDAQ:GEVA), a clinical stage biopharmaceutical company developing therapeutic products for rare disorders, today announced the closing of a $90 million underwritten public offering of 3,574,266 shares of its common stock, including 466,209 shares of common stock which were issued pursuant to the exercise of the underwriters’ over-allotment option, at a price of $25.18 per share. Synageva received net proceeds, after deducting the underwriting discount and estimated offering expenses, of approximately $84 million from the offering.

Morgan Stanley and J.P. Morgan acted as joint book-running managers in the offering, and Cowen and Company, Leerink Swann and Wedbush PacGrow Life Sciences acted as co-managers in the offering.

The securities described above were offered by Synageva pursuant to a Form S-3 shelf registration statement (including a base prospectus) previously filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). The final prospectus supplement and accompanying prospectus related to this offering is available for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may also be obtained from the offices of Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attn: Prospectus Department, by calling toll-free (866) 718 1649 or by email at prospectus@morganstanley.com, or from the offices of J.P. Morgan Securities LLC via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synageva’s Lead Program

SBC-102 is being developed as an enzyme replacement therapy for Lysosomal Acid Lipase (LAL) Deficiency, a lysosomal storage disorder (LSD), and is a recombinant form of the human LAL enzyme. SBC-102 is currently being evaluated in global clinical trials, has been granted orphan designations by the U.S. Food and Drug Administration (“FDA”) and the European Medicines Agency, and fast track designation by the FDA.

About LAL Deficiency

Lysosomal Acid Lipase Deficiency is a rare, autosomal recessive lysosomal storage disorder (LSD) that is caused by a marked decrease of the lysosomal acid lipase enzyme. Late onset LAL Deficiency, sometimes called Cholesteryl Ester Storage Disease (CESD), affects both children and adults. In these patients, the buildup of fatty material in the liver, spleen and blood vessel walls leads to complications resulting in significant morbidity and mortality. Early onset LAL Deficiency, sometimes called Wolman Disease, affects infants in the first year of life and is characterized by growth failure, malabsorption, steatorrhea and hepatomegaly and is rapidly fatal, usually within the first year of life.

About Synageva BioPharma Corp.

Synageva is a clinical stage biopharmaceutical company focused on the discovery, development, and commercialization of therapeutic products for patients with life-threatening rare diseases and unmet medical need. Synageva has several protein therapeutics in its pipeline. The company has assembled a team with a proven record of bringing orphan therapies to patients.

Further information regarding Synageva BioPharma Corp. is available at www.synageva.com.

Forward-Looking Statements

This news release and oral statements made from time to time by Synageva representatives in respect of the same subject matter may contain “forward-looking statements” under the provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ materially from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, including those identified under the heading “Risk Factors” in the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2011 and other filings the Company periodically makes with the SEC, and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Synageva undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact for Synageva:

Matthew Osborne

Tel: (781) 357-9947

matthew.osborne@synageva.com

Media Contact for Synageva:

Kelley Forrest

Tel: (781) 357-9900

kelley.forrest@synageva.com